Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-259554 on Form S-3 of our report dated March 28, 2022 relating to the financial statements of AEye, Inc., appearing in the Annual Report on Form 10-K of AEye, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

September 26, 2022